UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2009

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8777 E. Via de Ventura, Suite 280, Scottsdale, Arizona 85258
(Address of principal executive offices)  (Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2009, the Board of Directors of IR BioSciences Holdings, Inc. (the “Company”) approved and adopted Amendment No. 3 to the Company’s 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the “Amendment”).

Pursuant to the Amendment, the title of the plan was changed to the “IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock, Restricted Stock and Bonus Stock Plan.”  Additionally, the Amendment permits the plan administrator to grant a new type of award, Bonus Stock, as an award pursuant to the plan.

The plan administrator shall determine the eligible persons, and the time or times at which grants of the Bonus Stock awards shall be made and the vesting thereof; the number of shares to be awarded; the provisions for the forfeiture of and restrictions on the sale, resale or other disposition of the shares to be awarded, if any; the performance objectives applicable to the Bonus Stock awards, if any; the restricted period applicable to Bonus Stock awards (the “Restricted Period); the date or dates on which restrictions applicable to Bonus Stock awards shall lapse during such period; and all other conditions of the Bonus Stock awards.  The terms of each Bonus Stock award will be set forth in a Bonus Stock Award Agreement.  Bonus Stock awards may be issued to eligible persons under the plan either alone or in addition to other awards granted under the plan.  The plan administrator may also condition the grant of Bonus Stock awards upon the exercise of Stock Options, Deferred Stock or Restricted Stock, or upon such other criteria as the plan administrator may determine.  No price will be paid by the recipient of a Bonus Stock award.

Subject to the provisions of the plan and the Bonus Stock Award Agreement, during the Restricted Period a recipient of Bonus Stock may not sell, transfer, pledge or assign shares of Bonus Stock awarded under the plan other than by will or the laws of descent and distribution. This restriction on transferability may not be waived.  However, the plan administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the plan administrator may determine, including the attainment of certain performance related goals, the recipient’s termination, death or disability or the occurrence of a change of control of the Company.  In the event of a change in control of the Company, the plan administrator may declare that the restrictions applicable to any Bonus Stock awards under the plan shall lapse in full or in part, and that such shares be deemed fully or partially vested.  Subject to the provisions of the Bonus Stock Award Agreement and the terms of the plan, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the recipient.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 28, 2009, the Board granted 200,000 shares of Bonus Stock under the plan, as amended, to a consultant, one-third of which will be delivered and vest every 30 days after June 1, 2009.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Number	Description
10.1	Amendment No. 3 to the IR BioSciences, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan.
10.2	Form of Bonus Stock Award Agreement.
10.3	Form of Bonus Stock Grant Notice.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 08, 2009	By:	/s/ Michael K. Wilhelm
Michael K. Wilhelm
President and Chief Executive Officer (Duly Authorized Officer)

4

EXHIBIT INDEX

Number	Description
10.1	Amendment No. 3 to the IR BioSciences, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan.
10.2	Form of Bonus Stock Award Agreement.
10.3	Form of Bonus Stock Grant Notice.

5